UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                   FORM 8-K/A
                           AMENDMENT NO. 1 TO FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): July 20, 2016

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














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Explanatory Note

This 8-K/A amends the 8K previously filed on July 21, 2016 which corrects clerical errors in the exhibit list to properly number Exhibit 3.1 and to properly indicate date of the filing of Certificate of Ownership and Merger with the Secretary of State Of Delaware.


Item 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR

Effective July 20, 2016, Empire Global Corp. (the "Company") changed its name to Newgioco Group, Inc. The name change was made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company. The Company is the surviving corporation and, in connection with the merger, we amended Article One of the Company's Amended and Restated Certificate of Incorporation to change our corporate name to Newgioco Group, Inc. pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on July 20, 2016. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1. In addition, the By-laws of the Company were also amended and restated to reflect the name change to Newgioco Group, Inc.


Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.     Description
-----------     ----------------------------------------
3.1             Certificate of Ownership and Merger filed with the Secretary of
                State Of Delaware on July 20, 2016

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  JULY 21, 2016                 NEWGIOCO GROUP, INC.

                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer